Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 333-80539) of Reis, Inc. and Subsidiaries (the “Company”), pertaining to the Company’s 1998 Management Incentive Plan, (ii) the Registration Statement (Form S-8 No. 333-151410) of the Company, pertaining to the Company’s 2008 Omnibus Incentive Plan, (iii) the Registration Statement (Form S-8 No. 333-175264) of the Company, pertaining to the Company’s Amended and Restated 2011 Omnibus Incentive Plan, and (iv) the Registration Statement (Amendment No. 1 to Form S-3 No. 333-203741) of the Company, pertaining to the Company’s registration of common stock, of our reports dated March 8, 2018 with respect to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company, included in this annual report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Chicago, Illinois

March 8, 2018